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                                                                      EXHIBIT 12

                      PARKER & PARSLEY PETROLEUM COMPANY
               CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
                         (in thousands, except ratio)



                                Nine Months
                                  ended                              Year ended December 31,
                               September 30,  -------------------------------------------------------------------------
                                   1996           1995           1994           1993           1992           1991
                               -------------  -------------  -------------  -------------  -------------  -------------
Pretax earnings (loss)          $  163,031     $ (150,007)    $  (20,491)    $   48,403     $   30,146     $   15,359
                                ----------     ----------     ----------     ----------     ----------     ----------
Adjustments:
 Add fixed charges:
  Interest:
   Expensed                         36,105         65,449         50,552         23,338         14,708          7,759
   Capitalized                           -              -              -              -            733          2,079
  Rental expense attributable
   to interest (a)                     725          1,200            500            567            367            333
                                ----------     ----------     ----------     ----------     ----------     ----------
      Total fixed charges           36,830         66,649         51,052         23,905         15,808         10,171
                                ----------     ----------     ----------     ----------     ----------     ----------
Deduct:
 Interest capitalized                    -              -              -              -            733          2,079
                                ----------     ----------     ----------     ----------     ----------     ----------
      Total deducts                      -              -              -              -            733          2,079
                                ----------     ----------     ----------     ----------     ----------     ----------
Adjusted earnings (loss)        $  199,861     $  (83,358)    $   30,561     $   72,308     $   45,221     $   23,451
                                ==========     ==========     ==========     ==========     ==========     ==========
Ratio of earnings to fixed
 charges (b)                    $     5.43             (c)            (c)    $     3.02     $     2.86     $     2.31
                                ==========     ==========     ==========     ==========     ==========     ==========

                                    Pro Forma Combined
                               ----------------------------
                                Nine Months
                                  ended        Year ended
                               September 30,   December 31,
                                   1996           1995
                               -------------  -------------
Pretax earnings (loss)          $   72,287     $ (113,313)
                                ----------     ----------
Adjustments:
 Add fixed charges:
  Interest:
   Expensed                         30,670         42,339
   Capitalized                           -              -
  Rental expense attributable
   to interest (a)                     725            752
                                ----------     ----------
      Total fixed charges           31,395         43,091
                                ----------     ----------
Deduct:
 Interest capitalized                    -              -
                                ----------     ----------
      Total deducts                      -              -
                                ----------     ----------
Adjusted earnings (loss)        $  103,682     $  (70,222)
                                ==========     ==========
Ratio of earnings to fixed
 charges (b)                    $     3.30             (c)
                                ==========     ==========

----------

(a) Assumes the interest expense attributable to rental expense approximates one-third of rental expense.

(b) For purposes of computing such ratio, earnings consist of income (loss) before income taxes, extraordinary item and cumulative effect of accounting change plus fixed charges net of interest capitalized. Fixed charges consist of interest expense, interest capitalized and the portion of rental expense attributable to interest.

(c) The Company's 1995 earnings (computed for purposes of this ratio), on both a historical and pro forma basis, and the 1994 earnings on a historical basis were inadequate to cover its fixed charges. The amount of such deficiency was $150 million and $20.5 million, respectively, on a historical basis and $113.3 million for 1995 on a pro forma basis.





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